Exhibit 99.1

For Immediate Release	Contact Randall D. Sampson, CEO and President

CANTERBURY PARK HOLDING CORPORATION COMPLETES

REORGANIZATION INTO HOLDING COMPANY STRUCTURE

NASDAQ TICKER SYMBOL TO REMAIN “CPHC”

SHAKOPEE, Minnesota (July 1, 2016) – Canterbury Park Holding Corporation, a Minnesota corporation (Nasdaq Global Market: CPHC) (the “Company”), today announced that it has completed its previously announced reorganization of the Company’s business into a holding company structure (the “Reorganization”), pursuant to which a recently-formed Minnesota corporation with the same name, Canterbury Park Holding Company (“New Canterbury”), has replaced the Company as the publicly held corporation owned by the Company’s shareholders. At the market open today, July 1, 2016, the shares of common stock of New Canterbury will commence trading on the Nasdaq Global Market under the ticker symbol “CPHC,” the same ticker symbol previously used by the Company.

As a result of the Reorganization, the Company has been merged into a limited liability company subsidiary, Canterbury Park Entertainment LLC. In addition, the Company’s shareholders have automatically become shareholders of New Canterbury on a one-for-one basis, holding the same number of New Canterbury shares and the same ownership percentage after the Reorganization as they held immediately prior to the Reorganization. The business operations, directors and executive officers of the company will not change as a result of the Reorganization.

The Reorganization is generally tax-free for the Company’s shareholders. The Reorganization was approved by shareholders at the Company’s Annual Meeting of Shareholders held on June 28, 2016.

About Canterbury Park:

Canterbury Park Holding Corporation owns and operates Canterbury Park Racetrack, Minnesota’s only thoroughbred and quarter horse racing facility. The Company’s 69-day 2016 live race meet begins on May 20 and ends September 17. In addition, Canterbury Park’s Card Casino hosts “unbanked” card games 24 hours a day, seven days a week, offering both poker and table games. The Company also conducts year-round wagering on simulcast horse racing and hosts a variety of other entertainment and special events at its facility in Shakopee, Minnesota. For more information about the Company, please visit www.canterburypark.com.

Cautionary Statement:

From time-to-time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, prospective business activities or plans which are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends” or similar expressions. For such forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: material fluctuations in attendance at the Racetrack, decline in interest in wagering on horse races at the Racetrack, at other tracks, or on unbanked card games offered at the Card Casino, competition from other venues offering unbanked card games or other forms of wagering, a greater than anticipated expenses or lower than anticipated return on our development of our underutilized land. competition from other sports and entertainment options, increases in compensation and employee benefit costs, increases in the percentage of revenues allocated for purse fund payments, higher than expected expenses related to new marketing initiatives, the impact of wagering products and technologies introduced by competitors, legislative and regulatory decisions and changes, the general health of the gaming sector, and other factors that are beyond our ability to control or predict.